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                                    BY-LAWS *

                                       OF

                               VALUE LINE, INC.

                    (Incorporated under the laws of New York)
                             -----------------------

                                    ARTICLE 1

                                     OFFICES


     SECTION 1. OFFICES. The principal office shall be located in the City of New York, County of New York, State of New York. The Corporation may have offices and places of business at such other places as may be determined by the Board of Directors.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place as the Board of Directors may select.

     SECTION 2. ANNUAL MEETINGS. An Annual Meeting of Shareholders shall be held on such date and at such time as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors by a plurality vote and for transacting such other business as may properly be brought before the meeting.

* As amended January 18, 1996


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     SECTION 3.  ANNUAL ELECTION OF DIRECTORS.  The annual election of directors shall be conducted by two inspectors of election, neither of whom shall be a candidate for the office of director. The inspectors shall be chosen at each annual meeting of shareholders to serve for the ensuing year and if such inspectors shall not be present at any election, the meeting may appoint others in their place. The inspectors shall be sworn faithfully to perform their duties and shall make a written certificate of the results of the election.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning 25% in amount of the shares of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at all special meetings shall be confined to the object stated in the call.

     SECTION 5. NOTICES. Written notice of annual and special meetings of shareholders, stating the time, place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, except such as may in writing waive such notice.



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     SECTION 6.  QUORUM.  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meetings at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 7.  NOTICE OF SHAREHOLDER PROPOSALS.

     (a) At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder who complies with the notice procedures set forth in this Section of the By-Laws. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Chairman of the Board of Directors with a copy to the Secretary. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation, addressed to the Chairman of the Board


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of Directors with a copy to the Secretary, not less than thirty (30) days nor more than sixty (60) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.

     (b) If the Chairman of the annual meeting determines that a shareholder proposal was not made in accordance with the terms of this Section, she or he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.


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                                   ARTICLE III

                                    DIRECTORS

     SECTION 1.  NUMBER, QUALIFICATION AND TERM.   The property and business of
the Corporation shall be managed by its Board of Directors, consisting of not less than three (3) nor more than fifteen (15) persons. Directors need not be shareholders. They shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.

     SECTION 2.  CHAIRMAN OF THE BOARD OF DIRECTORS.   The Board of Directors
may elect a Chairman who shall act as chairman of all meetings of the Board.

     SECTION 3. VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors who shall hold office until the next annual election and until a successor or successors have been duly elected, unless sooner displaced.

     SECTION 4. ADDITIONAL POWERS. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.


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     SECTION 5.  MEETINGS OF THE BOARD OF DIRECTORS.  A regular meeting of the
Board of Directors shall be held without notice immediately after the Annual Meeting of Shareholders at the same place at which such meeting is held, or at such other place, within or without the State of New York, as the directors shall designate; thereafter, regular meetings of the Board of Directors shall be held on five days' notice, at such time and such place as the Board of Directors shall designate.

     Special meetings may be held at any time upon the call of the President, and shall be called by the President or Secretary or other officer performing his duties, on the request of two directors, which request need not be in writing. Notice of special meetings shall be given by the Secretary or other officer performing his duties, orally or by telegraph or by mail. Such notice shall be given or sent or mailed not less than five days before the meeting. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after the meeting.

     SECTION 6. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law, but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

     SECTION 7. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members an executive committee


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and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:


     (a) The submission to shareholders of any action that needs shareholders' authorization under the Business Corporation Law.

     (b) The filling of vacancies in the Board of Directors or in any committee.

     (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

     (d) The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

     (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

     Regular meetings of any such committee shall be held at such time and place as shall from time to time be fixed by such committee and no notice thereof shall be necessary. Special meetings may be called at any time by any officer of the Corporation or any member of such committee. Notice of each


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special meeting of each such committee shall be given  (or waived) in the same manner as notice of a special meeting of the Board of Directors. A majority of the members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.

     Each such committee shall serve at the pleasure of the Board of Directors.

     SECTION 8. ACTION BY BOARD OF DIRECTORS OR COMMITTEE WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     SECTION 9. PARTICIPATION BY TELEPHONE. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 10. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible to serve as directors. Nominations of


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persons for election to the Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this section who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Chairman of the Board of Directors with a copy to the Secretary. To be timely, a stockholder's notice shall be received at the principal executive offices of the Corporation, addressed to the Chairman of the Board of Directors with a copy to the Secretary, not less than thirty (30) days nor more than sixty
(60) days prior to the meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in


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each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director unless nominated in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and, if she or he should so determine, she or he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.


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                                   ARTICLE IV

                               OFFICERS AND AGENTS

     SECTION 1. ELECTION AND APPOINTMENT. The Board of Directors, as soon as may be after each annual meeting of shareholders and election, shall choose a President of the Corporation, and from time to time shall choose one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may appoint such other officers, agents and employees as it may deem proper.

     Any two or more offices may be held by the same person except the offices of President and Secretary.

     The President shall be chosen from among the directors.

     SECTION 2. TERM OF OFFICE. The President shall hold office unless he shall become disqualified or sooner removed by a vote of a majority of all the members of the Board, for the term of one year or until his successor shall be chosen and qualify. All other officers shall hold office at the pleasure of the Board of Directors.

     SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation, and shall have the general management and superintendence of the affairs of the Corporation; he shall preside at all meetings of the shareholders; and in all cases where, and to the extent that, the duties of the other officers of the Corporation are not specially prescribed by the By-Laws, rules or regulations of the Board of Directors, the President may prescribe such duties. He shall have


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and may exercise any and all powers and perform any and all duties pertaining to the office of President, or conferred or imposed upon the President by the By-Laws, or by the Board of Directors.

     Subject to such limitations as the Board of Directors may from time to time prescribe, the President shall have power to appoint and dismiss all such agents and employees of the Corporation (including any appointed by the Board) and he may deem proper, and to prescribe their duties, and subject to like limitations may from time to time, delegate to other officers of the Corporation any of the powers and duties conferred upon him by the By-Laws or by the Board of Directors.

     SECTION 4. ABSENCE OF DISABILITY OF THE PRESIDENT. In the absence or disability of the President, the Chairman of the Board of Directors shall perform the duties and exercise the powers of the President and shall perform such other duties, as may be prescribed by the Board of Directors.

     SECTION 5. POWERS AND DUTIES OF THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as may be prescribed by the Board of Directors and subject thereto by the President, and shall perform such other duties as are customarily performed by the vice president of a corporation.

     SECTION 6. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and act as Clerk thereof, and record all votes and the minutes of all proceedings in a minute book or books to be kept for that purpose, and shall perform like duties


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for any committee of the Board when required.  He shall cause to be given notice of all meetings of shareholders and directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix it when required to any instrument.

     SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 8. POWERS AND DUTIES OF OTHER OFFICERS. All other officers shall have such duties and exercise such powers as generally pertain to their respective offices as well as such duties and powers as from time to time may be prescribed by the President or the Board of Directors.


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                                    ARTICLE V

                          SHARES AND SHARE CERTIFICATES

     SECTION 1. TRANSFERS. The shares of the Corporation shall be transferable only on the books of the Corporation.

     SECTION 2. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates signed by the Chairman or a Vice-Chairman of the Board of Directors or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Shares shall be transferable in the manner provided by law and in the By-Laws.


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                                   ARTICLE VI

                                     FINANCE

     SECTION 1. RESERVES. Before making any distribution of profits there may be set aside out of the net profits of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

     SECTION 2. CHECKS. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by such persons as may be designated from time to time by resolution of the Board of Directors.

     SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall begin on May 1st and end April 30th of each year, unless otherwise provided by the Board of Directors.
                                   ARTICLE VII

                                 CORPORATE SEAL

     SECTION 1. SEAL. The seal of the Corporation shall be circular in form and contain the name of the Corporation, the year of its organization and the words, "Corporate Seal, New York."



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                                  ARTICLE VIII

                                     NOTICE

     SECTION 1. NOTICE. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in a post office or letter box, in a post-paid, sealed wrapper, addressed to such shareholder, officer or directors, at such address as appears on the books of the Corporation, or in default of other address to such shareholder at the General Post Office in the City of New York, and such notice shall be deemed to have been given at the time when the same was thus mailed.

     SECTION 2. WAIVER OF NOTICE. Any shareholder, officer or director may waive any notice required to be given under these By-Laws.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     SECTION 1. AMENDMENTS. These By-Laws may be amended by vote of a majority of the shareholders entitled to vote at any annual meeting, or at any special meeting of shareholders called for that purpose or by a vote of a majority of directors entitled to vote at any annual meeting, or at any special meeting of directors called for that purpose.


Date:  January 18, 1996


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